Exhibit 99.1

Media Relations Contact:

Suzanne Keen

972-453-7875

suzanne.keen@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media announces fourth quarter and full year 2013 earnings

DALLAS, March 13, 2014 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses, today announced financial results for the fourth quarter and full year 2013.

•                  Merger efficiencies and other initiatives allowed continued expense reduction and resulted in strong margins.

•                  Multi-product advertising sales² trends improved in the fourth quarter in part due to digital growth.

•                  Strong cash flows were primarily utilized to pay down $541M in bank debt during 2013.

“The merger of Dex One and SuperMedia created a new company with substantial scale and market presence to achieve expense synergies and drive new client growth opportunities,” said Peter McDonald, president and CEO of Dex Media.  “In 2014, we look forward to finalizing our integration and continuing the rollout of our go-to-market approach.”

2013 Fourth Quarter and Full Year Results

$ in millions

	4Q’13	FY ‘13
GAAP Reporting
Operating Revenue	$429	$1,444
Operating Income (Loss)	$(576)	$(850)
Net Income (Loss)	$(556)	$(819)

	4Q’13	FY ‘13
Non-GAAP Reporting
Pro-forma Operating Revenue(1)	$513	$2,184
Adjusted Pro forma EBITDA(1)	$207	$866
Adjusted Pro forma EBITDA margin(1)	40.4%	39.7%

Advertising Sales(2)
Print	(19.1)%	(21.1)%
Digital	5.1%	5.9%
Total	(14.0)%	(15.4)%

(1) These represent non-GAAP measures. Pro forma Operating Revenue includes Dex One and SuperMedia operating revenue as if the merger had occurred prior to 2012 and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA represents earnings before interest; taxes; depreciation and amortization; gains on early extinguishment of debt; and other nonrecurring items, including adjustments to exclude impairment charges, reorganization items, merger transaction costs, merger integration costs, severance costs, asset write downs, and the amortization of other post-employment benefits. Adjusted Pro forma EBITDA includes Dex One and SuperMedia EBITDA as if the merger had occurred prior to 2012; and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA margin is calculated by dividing Adjusted Pro forma EBITDA by Pro forma Operating Revenue.

(2) Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under U.S. GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both former Dex One and former SuperMedia, for the three months and year ended December 31, 2013 and 2012.

Cash provided by operations for the twelve months ended December 31, 2013 was $360 million.  Adjusted pro-forma cash(3) provided by operations, a non-GAAP measure, for the twelve months ended December 31, 2013 was $451 million.  Dex Media and its predecessor companies have repaid $541 million of bank debt year to date through the fourth quarter.  This includes $137 million of bank debt repurchases in November 2013, utilizing $101 million of cash.  The company had a cash balance of $156 million as of December 31, 2013.

Accounting Adjustments

In the fourth quarter, Dex Media recorded a non cash impairment charge of $458 million associated with the write down of goodwill of $74 million and $384 million associated with the write down of intangible assets.  This charge had no impact on the Company’s cash flow or compliance with debt covenants.

The financial statements included herein reflect the correction of an error that was immaterial to all affected prior periods presented. In the fourth quarter of 2013, the Company corrected an error associated with the timing of revenue recognition in prior periods for one of its service offerings, Dex Guaranteed Actions (“DGA”). The prior periods affected were from January 1, 2012 through September 30, 2013.This adjustment had no impact to advertising sales or total cash flows from operating, investing or financing activities. The Company has concluded that the error was not material to the affected prior periods and that the previously issued financial statements can continue to be relied upon. The Company’s 2013 Annual Report on Form 10-K includes disclosure describing the error and its impact on each of the affected prior periods.

Acquisition Accounting Statement

On April 30, 2013, the merger of Dex One and SuperMedia was consummated, with 100% of the equity of SuperMedia being exchanged for equity in Dex Media.  We accounted for the business combination using the acquisition method of accounting, with Dex One identified as the acquiring entity for accounting purposes.  As a result of the acquisition of SuperMedia, our GAAP results for the three and twelve months ended December 31, 2013 include the operating results of SuperMedia from May 1, 2013 through December 31, 2013.  The historical results of SuperMedia for April 2013 and prior periods have not been included.  Prior to the merger with Dex One, SuperMedia had deferred revenue and deferred directory costs on its consolidated balance sheet.  These amounts represented future revenue and cost that would have been amortized by SuperMedia from May 2013 through April 2014 that will not be recognized by Dex Media.  As a result of acquisition accounting, the fair value of deferred revenue and deferred directory costs was determined to have no future value, thus were not recognized in the operating results of Dex Media. The exclusion of these items from our operating results did not have any impact on the cash flows of Dex Media.  See the attached schedules and our annual filing on Form 10-K for additional information on the merger and the financial impacts on our results.

Earnings Call and Webcast Information

Dex Media will host an investor call at 10 a.m. EST today. Individuals within the United States can access today’s call by dialing 888-603-6873. International participants should dial 973-582-2706. The pass code for the call is: 6349673. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. EST.  A replay of the teleconference will be available at 800-585-8367.  International callers can access the replay by calling 404-537-3406. The replay pass code is: 6349673. The replay will be available through Mar. 27, 2014. In addition, a live Web cast will be available on Dex Media’s Web site in the Investor Relations section at www.dexmedia.com.

Basis of Presentation and Non-GAAP Financial Measures

The financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted pro-forma non-GAAP results.  Dex Media believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, Dex Media believes the non-GAAP results provide useful information to management and investors by excluding certain nonrecurring items that Dex Media believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Dex Media’s performance, and Dex Media believes that non-GAAP results provide investors with financial measures that most closely align to its internal financial measurement processes.

(3) Adjusted Pro forma Cash from Operations is calculated by adding Dex Media’s cash from operations to the historical SuperMedia cash from operations, before operating cash flow payments for merger transaction costs.  As a result of acquisition accounting, the historical results of SuperMedia prior to April 30, 2013 are not included in the GAAP operating results of Dex Media.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general.  Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following:

•                  our inability to provide assurance for the long-term continued viability of our business;

•                  failure to comply with the financial covenants and other restrictive covenants in our credit facilities;

•                  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities;

•                  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  changes in our credit rating;

•                  changes in our operating performance;

•                  reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

•                  declining use of print yellow page directories by consumers;

•                  our ability to collect trade receivables from clients to whom we extend credit;

•                  credit risk associated with our reliance on small and medium sized businesses as clients;

•                  our ability to anticipate or respond to changes in technology and user preferences;

•                  our ability to maintain agreements with major Internet search and local media companies;

•                  competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies;

•                  changes in the availability and cost of paper and other raw materials used to print our directories;

•                  our reliance on third-party providers for printing, publishing and distribution services;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and economic conditions;

•                  changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses;

•                  the outcome of pending or future litigation and other claims;

•                  the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the merger of Dex One Corporation (“Dex One”) and SuperMedia Inc. (“SuperMedia”) may not be realized or may take longer to realize than expected;

•                  the risk that benefits from the merger of Dex One and SuperMedia may be significantly offset by costs incurred in integrating Dex One and SuperMedia operations;

•                  difficulties with the process of integrating the operations of Dex One and SuperMedia, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; and difficulties and costs of integrating information technology systems; and

•                  other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the periodic and other reports we file with the Securities and Exchange Commission (the “SEC”), including the information in “Item 1A. Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2012, filed by Dex One Corporation, as updated in our subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Dex Media

Dex Media (NASDAQ: DXM) provides local, social and mobile marketing solutions to businesses in communities across the U.S. under the Dex One and SuperMedia brands. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® online and mobile search portals and applications and local print directories. For more information, visit www.DexMedia.com.

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Dex Media, Inc.	Schedule A

Consolidated Statements of Operations

Reported (GAAP)

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

(dollars in millions, except per share amounts)

	Year Ended	Year Ended
Unaudited	12/31/13	12/31/12	% Change

Operating Revenue	$1,444	$1,278	13.0

Operating Expense
Selling	383	280	36.8
Cost of service (exclusive of depreciation and amortization)	479	358	33.8
General and administrative	209	118	77.1
Depreciation and amortization	765	419	82.6
Impairment charge	458	—	NM
Total Operating Expenses	2,294	1,175	95.2

Operating Income (Loss)	(850)	103	NM
Interest expense, net	316	196	61.2
(Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(1,166)	(93)	NM

Reorganization items	38	—	NM
Gains on early extinguishment of debt	9	140	(93.6)
Income (Loss) Before Provision (Benefit) for Income Taxes	(1,195)	47	NM
Provision (benefit) for income taxes	(376)	6	NM
Net Income (Loss)	$(819)	$41	NM

Basic and Diluted Earnings (Loss) per Common Share	$(54.89)	$4.09	NM
Basic and diluted weighted-average common shares outstanding	14.9	10.1

Dex Media, Inc.	Schedule B

Consolidated Statements of Operations

Reported (GAAP)

Three Months Ended December 31, 2013 Compared to Three Months Ended December 31, 2012

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/13	12/31/12	% Change

Operating Revenue	$429	$299	43.5

Operating Expense
Selling	110	67	64.2
Cost of service (exclusive of depreciation and amortization)	141	86	64.0
General and administrative	55	24	129.2
Depreciation and amortization	241	106	127.4
Impairment charge	458	—	NM
Total Operating Expenses	1,005	283	NM

Operating Income (Loss)	(576)	16	NM
Interest expense, net	95	44	115.9
(Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(671)	(28)	NM

Reorganization items	1	—	NM
Gains on early extinguishment of debt	9	—	NM
(Loss) Before (Benefit) for Income Taxes	(663)	(28)	NM
Provision (benefit) for income taxes	(107)	9	NM
Net (Loss)	$(556)	$(37)	NM

Basic and Diluted (Loss) per Common Share	$(32.29)	$(3.56)	NM
Basic and diluted weighted-average common shares outstanding	17.2	10.2

Dex Media, Inc.	Schedule C

Reconciliation of Non-GAAP Measures

Year Ended December 31, 2013 and 2012

(dollars in millions)

Unaudited	Year Ended 12/31/13	Year Ended 12/31/12

Net Income (Loss) - GAAP	$(819)	$41
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	(376)	6
Interest expense, net	316	196
Reorganization items (3)	38	—
Gains on early extinguishment of debt (4)	(9)	(140)
Operating Income (Loss)	(850)	103
Depreciation and amortization	765	419
EBITDA (non-GAAP) (1)	(85)	522

Adjustments and Pro Forma Items:
SuperMedia results-EBITDA impact (5)	428	597
Merger transaction costs (6)	37	17
Merger integration costs (7)	55	—
Severance & Asset Write Downs (8)	11	7
Post-employment benefits amortization (9)	(38)	(58)
Impairment charge (10)	458	—
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$866	$1,085

Operating Revenue - GAAP	1,444	1,278
SuperMedia revenue excluded from GAAP revenue (14)	740	1,354
Pro Forma Operating Revenue (non-GAAP)	$2,184	$2,632

Operating income (loss) margin (11)	-58.9%	8.1%
Impact of depreciation and amortization	53.0%	32.7%
EBITDA margin (non-GAAP) (12)	-5.9%	40.8%
Impact of adjustments and pro forma Items	45.6%	0.4%
Adjusted Pro Forma EBITDA margin (non-GAAP) (13)	39.7%	41.2%

Unaudited	Year Ended 12/31/13	Year Ended 12/31/12

Net cash provided by operating activities - GAAP	$360	$349
SuperMedia operating cash flow excluded from GAAP results	55	288
Adjustment for merger transaction cash costs	36	14
Adjusted Pro Forma net cash provided by operating activities	$451	$651
Less: Additions to fixed assets and capitalized software - GAAP	(24)	(23)
Less: SuperMedia additions to fixed assets and capitalized software not included in GAAP results	(6)	(13)
Pro Forma addtions to fixed assets and capitalized software	(30)	(36)
Adjusted Pro Forma Free Cash Flow (15)	$421	$615

Note: Please see accompanying reconciliation endnotes.

Dex Media, Inc.	Schedule D

Reconciliation of Non-GAAP Measures

Preliminary before Taxes Booked

Three Months Ended December 31, 2013 and 2012

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/13	3 Mos. Ended 12/31/12

Net (Loss) - GAAP	$(556)	$(37)
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	(107)	9
Interest expense, net	95	44
Reorganization items (3)	1	—
Gains on early extinguishment of debt (4)	(9)	—
Operating Income (Loss)	(576)	16
Depreciation and amortization	241	106
EBITDA (non-GAAP) (1)	(335)	122

Adjustments and Pro Forma Items:
SuperMedia results-EBITDA impact (5)	62	143
Merger transaction costs (6)	1	11
Merger integration costs (7)	13	—
Severance and asset write downs (8)	8	—
Post-employment benefits amortization (9)	—	(29)
Impairment charge (10)	458	—
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$207	$247

Operating Revenue - GAAP	429	299
SuperMedia revenue excluded from GAAP revenue (14)	84	312
Pro Forma Operating Revenue (non-GAAP)	$513	$611

Operating income (loss) margin (11)	-134.3%	5.4%
Impact of depreciation and amortization	56.2%	35.4%
EBITDA margin (non-GAAP) (12)	-78.1%	40.8%
Impact of adjustments and pro forma Items	118.5%	-0.4%
Adjusted Pro Forma EBITDA margin (non-GAAP) (13)	40.4%	40.4%

Note: Please see accompanying reconciliation endnotes.

Dex Media, Inc.	Schedule E

Consolidated Balance Sheets

Reported (GAAP)

As of December 31, 2013 and December 31, 2012

(dollars in millions)

Unaudited	12/31/13	12/31/12	$ Change

Assets
Current assets:
Cash and cash equivalents	$156	$172	$(16)
Accounts receivable, net of allowances of $26 and $20	218	99	119
Deferred directory costs	183	100	83
Deferred tax asset	9	45	(36)
Prepaid expenses and other	27	37	(10)
Assets held for sale	16	—	16
Total current assets	609	453	156
Fixed assets and capitalized software, net	106	105	1
Goodwill	315	—	315
Intangible assets, net	1,381	1,833	(452)
Pension assets	41	—	41
Other non-current assets	12	20	(8)
Total Assets	$2,464	$2,411	$53

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current maturities of long-term debt	$154	$2,010	$(1,856)
Accounts payable and accrued liabilities	166	95	71
Accrued interest	20	19	1
Deferred revenue	126	122	4
Total current liabilities	466	2,246	(1,780)
Long-term debt	2,521	—	2,521
Employee benefit obligations	132	78	54
Deferred tax liabilities	28	59	(31)
Unrecognized tax benefits	19	6	13
Other liabilities	1	2	(1)

Stockholders’ equity (deficit):
Common stock, par value $.001 per share, authorized- 300,000,000 shares: issued and outstanding-17,601,520 at December 31, 2013 and 10,176,988 at December 31, 2012	—	—	—
Additional paid-in capital	1,551	1,465	86
Retained (deficit)	(2,220)	(1,401)	(819)
Accumulated other comprehensive (loss)	(34)	(44)	10
Total shareholders’ equity (deficit)	(703)	20	(723)
Total Liabilities and Shareholders’ Equity (Deficit)	$2,464	$2,411	$53

Dex Media, Inc.	Schedule F

Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

(dollars in millions)

Unaudited	Year Ended 12/31/13	Year Ended 12/31/12	$ Change

Cash Flows from Operating Activities
Net income (loss)	$(819)	$41	$(860)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation and amortization	765	419	346
Provision for deferred income taxes	(351)	6	(357)
Provision for unrecognized tax benefits	(32)	—	(32)
Provision for bad debts	23	33	(10)
Non-cash interest expense	69	40	29
Stock-based compensation expense	4	5	(1)
Impairment charge	458	—	458
Employee retirement benefits	(3)	2	(5)
Gains on early extinguishment of debt	(9)	(140)	131
Non-cash reorganization items	32	—	32
Changes in assets and liabilities;
Accounts receivable	291	(11)	302
Deferred directory costs	(46)	33	(79)
Other current assets	11	15	(4)
Accounts payable and accrued liabilities	(35)	(80)	45
Other items, net	2	(14)	16
Net cash provided by operating activities	360	349	11

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(24)	(23)	(1)
Cash acquired in acquisition	154	—	154
Net cash provided by (used in) investing activities	130	(23)	153

Cash Flows from Financing Activities
Debt repayments	(505)	(401)	(104)
Debt issuance costs and other financing items, net	(1)	(11)	10
Net cash (used in) financing activities	(506)	(412)	(94)
Increase (decrease) in cash and cash equivalents	(16)	(86)	70
Cash and cash equivalents, beginning of year	172	258	(86)
Cash and cash equivalents, end of year	$156	$172	$(16)

Non-GAAP Financial Reconciliation - Free Cash Flow Unaudited	Year Ended 12/31/13	Year Ended 12/31/12	$ Change

Net cash provided by operating activities	$360	$349	$11
Less: Additions to fixed assets and capitalized software	(24)	(23)	(1)
Free Cash Flow	$336	$326	$10

Dex Media, Inc.	Schedule G

Advertising Sales

	3 Mos. Ended	3 Mos. Ended	Year Ended	Year Ended
Unaudited	12/31/13	12/31/12	12/31/13	12/31/12

Print Products Sales
% Change year-over-year	(19.1)%	(23.3)%	(21.1)%	(21.5)%

Digital Sales
% Change year-over-year	5.1%	17.2%	5.9%	19.2%

Total Advertising Sales (1)
% Change year-over-year	(14.0)%	(17.3)%	(15.4)%	(15.4)%

Notes:

(1)  Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both Dex One and SuperMedia for all periods presented.

Dex Media, Inc.	Schedule H

Reconciliation of Non-GAAP Measures End Notes

The financial statements included herein reflect the correction of an error that was immaterial to all prior periods presented.  In the fourth quarter of 2013, the Company corrected an error associated with the timing of revenue recognition in prior periods for one of its service offerings, Dex Guaranteed Actions (“DGA”).  The prior periods affected were from January 1, 2012 through September 30, 2013.  This adjustment had no impact to the advertising sales or total cash flows from operating, investing or financing activities.  The Company has concluded that the error was not material to the affected prior periods and that the previously issued financial statements can continue to be relied upon.  The Company’s 2013 Annual Report on Form 10-K includes disclosure describing the error and its impact on each of the affected prior periods.

(1)  EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)  Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items.

Adjusted Pro Forma results for 2013 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, impairment charges, merger transaction and integration costs, severance, asset write downs and post-employment benefits amortization.  Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia merger transaction been consummated prior to January 1, 2012.

(3)  Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.  These costs include a non-cash charge of $32 million to write off the unamortized debt fair value adjustment associated with Dex One’s senior secured credit facilities in the year ended December 31, 2013.

(4)  Gains on early extinguishments of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(5)  This pro forma adjustment represents the historical EBITDA results of SuperMedia that as a result of acquisition accounting, are not included in the GAAP results of Dex Media.

(6)  Merger transaction costs represent costs associated with completing the merger between Dex One and SuperMedia.

(7)  Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia.

(8)  Severance costs are associated with headcount reductions. Other items include asset write downs associated with fixed assets and capitalized software.

(9)  This adjustment includes a credit to expense related to a deferred pretax gain associated with SuperMedia plan amendments to other post-employment benefits and amortization of unrecognized net losses related to other post-employment benefits which is included in SuperMedia historical results.

(10)  Represents a non-cash impairment charge associated with the write down of goodwill and intangible assets.

(11)  Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(12)  EBITDA margin is calculated by dividing EBITDA by operating revenue.

(13)  Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA by Pro Forma operating revenue.

(14)  This pro forma adjustment represents the historical revenue results of SuperMedia that as a result of acquisition accounting, are not included in the GAAP results of Dex Media.

(15)  Adjusted Pro Forma Free Cash Flow is calculated by adding Dex Media’s cash from operations to the historical SuperMedia cash from operations less capital expenditures of Dex Media and the historical capital expenditures of SuperMedia, before operating cash flow payments for merger transaction costs. As a result of acquisition accounting, the historical results of SuperMedia prior to April 30, 2013 are not included in the GAAP operating results of Dex Media.